EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS EPS OF $1.89 FOR 2019 AND $0.44 FOR THE FOURTH QUARTER
ON RECORD GROWTH OF LOANS AND DEPOSITS

-- All categories of lending, as well as net interest income and total revenue, hit new all-time high annual and quarterly levels --

PITTSBURGH, January 29, 2020 - TriState Capital Holdings, Inc. (Nasdaq: TSC) fourth quarter and full year 2019 financial results included record growth in loans and deposits, all-time high levels of annual and quarterly net interest income and revenue, and growth in client assets under management.

Net income available to common shareholders was $54.4 million, or $1.89 per diluted share, in 2019 and $12.6 million, or $0.44 per share, in the fourth quarter of last year, including approximately $0.03 per share for professional fees and other expenses associated with TriState Capital’s previously disclosed strategy to actively evaluate potential acquisition opportunities for its Chartwell Investment Partners business. The parent company of Chartwell and TriState Capital Bank reported net income available to common shareholders of $52.3 million, or $1.81 per share, in 2018, and $14.4 million, or $0.50 per share, in both the fourth quarter of 2018 and third quarter of 2019.

“Meaningful organic growth across each of our commercial banking, private banking and investment management businesses contributed to all-time-high quarterly and annual revenues for TriState Capital, even as the industry faced a challenging interest rate environment in 2019,” Chief Executive Officer James F. Getz said. “With much of our strong fourth quarter production coming in December, we expect the full benefit of record loan growth to be realized in net interest income this year. Together with plans for continued double-digit organic balance sheet expansion, very competitive investment performance at Chartwell, underwriting discipline, and an emphasis on investing in our businesses while managing operating expenses, TriState Capital is very well positioned to continue growing earnings in 2020.”

FULL YEAR AND FOURTH QUARTER 2019 HIGHLIGHTS

•	All categories of lending hit new record levels, with total loans growing organically by 28.1% for the year and 9.3% during the quarter.

•	Commercial and industrial (C&I) loans grew 38.3% for the year and 9.4% during the quarter, while commercial real estate loans grew 21.5% for the year and 8.5% during the quarter.

•	Private banking loans grew 28.8% for the year and 9.7% during the quarter.

•	Total deposits grew 31.4% for the year and 8.9% during the quarter.

•
Chartwell assets under management (AUM) grew to $9.70 billion at period end, as 92% of Chartwell’s investment strategies surpassed their benchmarks for the trailing three years and 75% surpassed their benchmarks for the trailing five years.

•
The company maintained superior asset quality metrics, including period-end non-performing assets representing 0.06% of total assets and non-performing loans representing $184,000 of the bank’s $6.58 billion loan portfolio.

Net interest income (NII) grew to a record $33.1 million in the fourth quarter of 2019, increasing 12.0% from $29.5 million in the year-ago quarter and 2.3% from $32.3 million in the linked quarter. Double-digit annual NII growth continued as the company grew deposits at a faster rate than loans, maintaining a loan-to-deposit ratio under 100%, and further expanding private banking loans backed by marketable securities as a proportion of the bank’s balance sheet.

Non-interest income totaled $13.5 million in the fourth quarter of 2019, compared to $11.6 million in the prior year quarter and $14.2 million in the linked quarter. TriState Capital’s non-interest income represented 28.9% of total revenue for the fourth quarter of 2019 when excluding net gains on the sale of debt securities. Total revenue is a financial measure not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) representing the sum of NII and total non-interest income, as described in greater detail below.

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Chartwell investment management fees were $8.9 million in the fourth quarter of 2019, compared to $9.2 million in the prior year quarter and $8.9 million in the linked quarter. Borrower-facing interest rate swap activity also generated $3.4 million in fees during the fourth quarter of 2019, compared to $2.2 million in the prior year quarter and a record $4.2 million in the linked quarter.

NII and non-interest income, excluding gains and losses on the sale of securities, combined to generate record total revenue of $46.5 million for the fourth quarter of 2019, an increase of 12.9% from $41.2 million in the prior year period and 0.3% from $46.4 million in the linked quarter. Full year 2019 total revenue was a record $179.4 million, up 11.2% from $161.4 million in 2018.

Non-interest expense totaled $112.1 million in 2019 and $30.1 million in the fourth quarter of last year. This included approximately $850,000, or about $0.03 per share after tax, in the fourth quarter of 2019 for professional fees and other expenses associated with due diligence on and discussions with an investment management acquisition candidate, which concluded before the parties reached a definitive agreement. No payments were made, or are due to, the former acquisition candidate.

TriState Capital’s previously disclosed strategy to actively evaluate potential acquisitions for its Chartwell unit remains unchanged. The company will continue to consider transactions that meet all of its clear acquisition criteria, including cultural compatibility, credible investment performance, complimentary investment products, and immediate earnings per share accretion.

Excluding acquisition-related costs, non-interest expense was $111.3 million in 2019, increasing by 10.0% from $101.2 million in 2018, and $29.3 million in the fourth quarter of 2019. Total non-interest expense was $26.3 million in the prior year quarter and $27.8 million in the linked quarter.

Compensation and employee benefits were $16.7 million in the fourth quarter of 2019, compared to $16.6 million in the prior year quarter and $18.7 million in the linked quarter. Investments in talent, building scale, and client acquisition, including the expansion of the workforce by 19 employees in 2019, were largely offset by TriState Capital’s performance-based incentive compensation program and expense-management discipline across each of the company’s business lines.

TriState Capital Bank’s efficiency ratio was 54.49% in 2019 and 53.09% in 2018. The bank’s efficiency ratio for the fourth quarter of 2019 was 56.03%, compared to 54.60% in the year-ago quarter and 50.70% in the linked quarter. Efficiency ratio is a financial measure not calculated in accordance with U.S. GAAP representing non-interest expense divided by total revenue. Non-interest expense represented just 1.60% of average assets in the fourth quarter of 2019, declining 21 basis points from the year-ago quarter and increasing 1 basis point from the linked quarter.

Pre-tax, pre-provision net revenue was $16.4 million in the fourth quarter of 2019, compared to $14.9 million in the year-ago period and $18.6 million in the linked quarter. Pre-tax, pre-provision net revenue is a financial measure not calculated in accordance with U.S. GAAP representing net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities.

Pre-tax income was $15.7 million in the fourth quarter of 2019, compared to $15.4 million in the year-ago period and $19.4 million in the linked quarter.

TriState Capital’s effective tax rate was 12.3% for 2019. The company’s effective tax rate is impacted by certain factors including the number, timing and size of tax credit investments, as well as the proportion of consolidated earnings attributed to investment management.

Net income available to common shareholders and earnings per share in the fourth quarter of 2019 reflected $2.0 million payable for the company’s quarterly cash dividends on Series A and Series B Non-Cumulative Perpetual Preferred Stock.

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ORGANIC LOAN GROWTH
TriState Capital continued to show strong organic growth on both sides of its balance sheet, expanding the number and depth of its relationships with high-quality middle-market commercial customers, as well as the high-net-worth clients the bank serves through its national referral network of investment advisors and other financial intermediaries.

Average loans totaled a record $6.25 billion in the fourth quarter of 2019, growing 28.7% from $4.85 billion in the year- ago quarter and 8.2% from $5.78 billion in the linked quarter. Loans at December 31, 2019 totaled $6.58 billion, growing an annual record $1.44 billion, or 28.1%, from one year prior and a quarterly record $560.9 million, or 9.3%, from September 30, 2019.

TriState Capital’s growing distribution capabilities helped drive new loan originations in its private banking business for the fourth quarter of 2019, as the company fortifies its position as the nation’s leading provider of marketable securities-backed loans through independent investment advisory and other financial services firms. Private banking loans totaled $3.70 billion at December 31, 2019, increasing $825.9 million, or 28.8%, from one year prior and $327.3 million, or 9.7%, from the end of the linked quarter.

The company continued to grow relationships with middle-market enterprises in the fourth quarter of 2019 to drive originations of commercial and industrial (C&I) loans and commercial real estate (CRE) loans. Commercial loans totaled $2.88 billion at December 31, 2019, increasing $618.8 million, or 27.3%, from one year prior and $233.6 million, or 8.8%, from the end of the linked quarter.

C&I loans grew to $1.09 billion at December 31, 2019, increasing by $300.4 million, or 38.3%, from one year prior and $93.2 million, or 9.4%, from the end of the linked quarter. CRE loans grew to $1.80 billion at December 31, 2019, increasing $318.4 million, or 21.5%, from one year prior and $140.4 million, or 8.5%, from the end of the linked quarter. CRE loans represented 27.3% of total period-end loans.

STRATEGIC DEPOSIT FRANCHISE EXPANSION
TriState Capital continues to support private banking and commercial loan growth with the strategic and organic expansion of its deposit franchise. The bank’s national treasury management and liquidity management offerings are increasing the number and depth of depositor relationships with financial services businesses, high-net-worth individuals, family offices, middle market companies, professional service firms, specialized payment and transaction processors, municipalities and non-profits.

Average deposits totaled $6.21 billion in the fourth quarter of 2019, growing 29.5% from $4.80 billion in the same period last year and 4.4% from $5.95 billion in the linked quarter. Deposits at December 31, 2019 totaled $6.63 billion, growing by an annual record $1.58 billion, or 31.4%, from one year prior and a quarterly record $540.0 million, or 8.9%, from September 30, 2019.

Treasury management deposit accounts grew to $1.07 billion at December 31, 2019, increasing $471.3 million from December 31, 2018.

The bank’s loan-to-deposit ratio was 99.1% at December 31, 2019 compared to 101.6% one year prior and 98.7% at the end of the linked quarter.

INTEREST RATE MANAGEMENT
TriState Capital continues to maintain a balance sheet with significant flexibility to manage interest rate risk in changing markets.

The yield on total loans averaged 3.81% in the fourth quarter of 2019, compared to 4.35% in the prior year period and 4.23% in the linked quarter. Yields reflect the proportion of the portfolio dedicated to private banking non-purpose margin loans secured by marketable securities, an overall focus on variable rate pricing, asset quality, and operating leverage, and downward movement in 30-day LIBOR during the fourth quarter of 2019. At December 31, 2019, 92% of the company’s loan portfolio was floating rate and primarily indexed to 30-day LIBOR.

Total cost of funds for all deposits and interest-bearing liabilities averaged 1.93% during the fourth quarter of 2019, compared to 2.19% in the same period last year and 2.27% in the linked quarter. The cost of total deposits averaged 1.92% during

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the fourth quarter of 2019, compared to 2.17% in the same period last year and 2.27% in the linked quarter. At December 31, 2019, 22% of deposits were fixed-rate certificates of deposit.

TriState Capital reported a net interest margin of 1.84% for the fourth quarter of 2019, compared to 2.12% in the same period last year and 1.94% in the linked quarter.

INVESTMENT MANAGEMENT
Strong investment performance across Chartwell’s active equity and fixed income strategies contributed to growth in assets under management (AUM) during the fourth quarter of 2019. Chartwell AUM was $9.70 billion at December 31, 2019, compared to $9.19 billion one year prior and $9.62 billion at September 30, 2019.

Chartwell new business and new flows from existing accounts of $326 million and market appreciation of $303 million more than offset outflows of $543 million in the fourth quarter of 2019.

Chartwell’s weighted average fee rate was 0.36% at December 31, 2019. Investment management fee revenue totaled $8.9 million in the fourth quarter of 2019, compared to $9.2 million in the year-ago quarter and $8.9 million in the linked quarter.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the fourth quarter of 2019, reflecting the company’s disciplined credit culture and expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking grew to represent 56.2% of total loans at December 31, 2019, while commercial real estate and commercial and industrial comprised 27.3% and 16.5% of total loans, respectively.

Non-performing assets (NPAs) were $4.4 million, or 0.06% of total assets, at December 31, 2019, compared to $5.7 million, or 0.09%, at December 31, 2018 and $4.4 million, or 0.06%, at September 30, 2019.

Non-performing loans (NPLs) were $184,000, or 0.00% of total loans, at December 31, 2019, compared to $2.2 million, or 0.04%, at December 31, 2018 and $184,000, or 0.00%, at September 30, 2019.

Adverse-rated credits were $35.0 million, or 0.53% of total loans at December 31, 2019, compared to $24.8 million, or 0.48%, at December 31, 2018 and $26.6 million, or 0.44%, at September 30, 2019.

The company recorded net recoveries of $6,000 in the fourth quarter of 2019 and $206,000 in the year-ago quarter. It recorded net charge-offs of $35,000 in the linked quarter.

TriState Capital recorded provision expense of $728,000 for the fourth quarter of 2019. It recorded credits to provision of $581,000 for the year-ago quarter and $607,000 for the linked quarter.

The company’s allowance for loan losses (ALL) continued to reflect overall credit quality, as well as lower levels of provision required by the growing proportion of low-risk-profile private banking loans in the bank’s portfolio. ALL represented 0.21% of total loans at December 31, 2019, 0.26% at December 31, 2018 and 0.22% at September 30, 2019.

CAPITAL STRENGTH AND FLEXIBILITY
The company’s regulatory capital levels benefited from retained earnings, as well as its Series B perpetual preferred stock offering completed in the second quarter of 2019. TriState Capital Holdings’ estimated regulatory capital ratios on December 31, 2019 were 12.05% for total risk-based capital, 11.75% for tier 1 risk-based capital, 9.32% for common equity tier 1 risk-based capital and 7.54% for tier 1 leverage.

The company repurchased 90,000 shares of its common stock last year, all in the first nine months of 2019, for approximately $1.8 million at an average cost of $20.21 per share. Since the Board first authorized share buybacks in October 2014, the company has repurchased a total of 2.1 million shares for approximately $32.3 million at an average cost of $15.36 per share. TriState Capital had $10.4 million of repurchase authority available at December 31, 2019, under previously disclosed buyback programs authorized by its Board of Directors.

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CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on January 30 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10137487 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital investor call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

The live conference call will also be available through an audio webcast accessible at https://services.choruscall.com/links/tsc200130.html or http://investors.tristatecapitalbank.com. These links may also be used to access an archived replay of the conference call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through February 6. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10137487.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $7.7 billion in assets, as of December 31, 2019, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.7 billion in assets under management, as of December 31, 2019, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated;

•	TriState Capital's level of non-performing assets and the costs associated with resolving problem loans;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital's investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

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•	any impairment of TriState Capital's goodwill or other intangible assets;

•	conditions in the financial markets that may limit TriState Capital's access to additional funding to meet its liquidity needs;

•
the success of TriState Capital's growth plans, including the successful integration of past and future acquisitions, the ability to fully realize the cost savings and other benefits of its acquisitions, and the ability to manage risks related to business disruption following those acquisitions;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	system failure or breaches of TriState Capital's network security;

•	TriState Capital's ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•	regulatory limits on TriState Capital's ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual reports on Form 10-K and quarterly reports on Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue, pre-tax, pre-provision net revenue, and efficiency ratio. TriState Capital believes these non-GAAP financial measures, when considering along with its GAAP results, provide a greater understanding of its business and results of operations. However, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Cash and cash equivalents	$403,855	$383,948	$189,985	$403,855	$189,985
Total investment securities	469,150	468,721	466,759	469,150	466,759
Loans and leases held-for-investment	6,577,559	6,016,680	5,132,873	6,577,559	5,132,873
Allowance for loan and lease losses	(14,108)	(13,374)	(13,208)	(14,108)	(13,208)
Loans and leases held-for-investment, net	6,563,451	6,003,306	5,119,665	6,563,451	5,119,665
Goodwill and other intangibles, net	65,854	66,357	67,863	65,854	67,863
Other assets	263,500	276,117	191,383	263,500	191,383
Total assets	$7,765,810	$7,198,449	$6,035,655	$7,765,810	$6,035,655

Deposits	$6,634,613	$6,094,605	$5,050,461	$6,634,613	$5,050,461
Borrowings, net	355,000	330,000	404,166	355,000	404,166
Other liabilities	154,916	169,337	101,674	154,916	101,674
Total liabilities	7,144,529	6,593,942	5,556,301	7,144,529	5,556,301
Preferred stock	116,079	116,064	38,468	116,079	38,468
Common shareholders' equity	505,202	488,443	440,886	505,202	440,886
Total shareholders' equity	621,281	604,507	479,354	621,281	479,354
Total liabilities and shareholders' equity	$7,765,810	$7,198,449	$6,035,655	$7,765,810	$6,035,655

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$59,936	$61,551	$53,238	$239,328	$185,349
Investments	3,827	3,993	3,706	16,324	10,683
Interest-earning deposits	1,711	2,188	1,218	6,795	3,754
Total interest income	65,474	67,732	58,162	262,447	199,786

Interest expense:
Deposits	29,990	34,114	26,214	125,592	78,493
Borrowings	2,418	1,302	2,416	9,798	7,889
Total interest expense	32,408	35,416	28,630	135,390	86,382
Net interest income	33,066	32,316	29,532	127,057	113,404
Provision (credit) for loan and lease losses	728	(607)	(581)	(968)	(205)
Net interest income after provision for loan and lease losses	32,338	32,923	30,113	128,025	113,609
Non-interest income:
Investment management fees	8,862	8,902	9,225	36,442	37,647
Service charges on deposits	216	129	150	559	570
Net gain (loss) on the sale and call of debt securities	70	206	(76)	416	(70)
Swap fees	3,363	4,171	2,245	11,029	7,311
Commitment and other loan fees	537	464	375	1,788	1,411
Other income (loss)	443	371	(344)	2,548	1,048
Total non-interest income	13,491	14,243	11,575	52,782	47,917
Non-interest expense:
Compensation and employee benefits	16,709	18,707	16,594	69,176	64,771
Premises and occupancy costs	1,933	1,704	1,594	6,741	5,580
Professional fees	2,482	1,305	1,191	6,188	4,729
FDIC insurance expense	1,830	994	1,210	5,292	4,543
General insurance expense	286	258	263	1,097	1,030
State capital shares tax	380	(720)	125	420	1,521
Travel and entertainment expense	1,406	1,339	1,178	4,620	3,816
Intangible amortization expense	502	502	503	2,008	1,968
Change in fair value of acquisition earn out	—	—	(218)	—	(218)
Other operating expenses	4,591	3,684	3,863	16,607	13,417
Total non-interest expense	30,119	27,773	26,303	112,149	101,157
Income before tax	15,710	19,393	15,385	68,658	60,369
Income tax expense	1,106	3,059	265	8,465	5,945
Net income	$14,604	$16,334	$15,120	$60,193	$54,424
Preferred stock dividends	1,962	1,962	679	5,753	2,120
Net income available to common shareholders	$12,642	$14,372	$14,441	$54,440	$52,304

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Per share and share data:
Earnings per common share:
Basic	$0.45	$0.52	$0.52	$1.95	$1.90
Diluted	$0.44	$0.50	$0.50	$1.89	$1.81
Book value per common share	$17.21	$16.67	$15.27	$17.21	$15.27
Tangible book value per common share (1)	$14.97	$14.41	$12.92	$14.97	$12.92
Common shares outstanding, at end of period	29,355,986	29,296,970	28,878,674	29,355,986	28,878,674
Weighted average common shares outstanding:
Basic	27,875,074	27,863,767	27,523,385	27,864,933	27,583,519
Diluted	29,020,118	28,778,671	28,786,353	28,833,335	28,833,396

Performance ratios:
Return on average assets (2)	0.78%	0.94%	1.04%	0.89%	1.04%
Return on average common equity (2)	10.07%	11.82%	13.16%	11.47%	12.57%
Net interest margin (2) (3)	1.84%	1.94%	2.12%	1.97%	2.26%
Total revenue (1)	$46,487	$46,353	$41,183	$179,423	$161,391
Pre-tax, pre-provision net revenue (1)	$16,368	$18,580	$14,880	$67,274	$60,234
Bank efficiency ratio (1)	56.03%	50.70%	54.60%	54.49%	53.09%
Non-interest expense to average assets (2)	1.60%	1.59%	1.81%	1.66%	1.93%

Asset quality:
Non-performing loans	$184	$184	$2,237	$184	$2,237
Non-performing assets	$4,434	$4,434	$5,661	$4,434	$5,661
Other real estate owned	$4,250	$4,250	$3,424	$4,250	$3,424
Non-performing assets to total assets	0.06%	0.06%	0.09%	0.06%	0.09%
Non-performing loans to total loans	—%	—%	0.04%	—%	0.04%
Allowance for loan and lease losses to loans	0.21%	0.22%	0.26%	0.21%	0.26%
Allowance for loan and lease losses to non-performing loans	7,667.39%	7,268.48%	590.43%	7,667.39%	590.43%
Net charge-offs (recoveries)	$(6)	$35	$(206)	$(1,868)	$1,004
Net charge-offs (recoveries) to average total loans (2)	—%	—%	(0.02)%	(0.03)%	0.02%

Capital ratios: (4)
Tier 1 leverage ratio	7.54%	7.91%	7.28%	7.54%	7.28%
Common equity tier 1 risk-based capital ratio	9.32%	9.58%	9.64%	9.32%	9.64%
Tier 1 risk-based capital ratio	11.75%	12.15%	10.58%	11.75%	10.58%
Total risk-based capital ratio	12.05%	12.40%	10.86%	12.05%	10.86%

Investment Management Segment:
Assets under management	$9,701,000	$9,615,000	$9,189,000	$9,701,000	$9,189,000
EBITDA (1)	$713	$932	$1,890	$5,824	$6,900

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

(4)	Capital ratios are estimated until regulatory reports are filed.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)
Assets
Interest-earning deposits	$404,169	$1,687	1.66%	$388,274	$2,144	2.19%	$211,333	$1,162	2.18%
Federal funds sold	6,994	25	1.42%	8,424	44	2.07%	9,959	57	2.27%
Debt securities available-for-sale	251,767	1,994	3.14%	262,665	2,085	3.15%	260,877	2,045	3.11%
Debt securities held-to-maturity	206,383	1,653	3.18%	174,331	1,537	3.50%	155,220	1,426	3.64%
Equity securities	1,898	4	0.84%	4,720	12	1.01%	13,543	77	2.26%
FHLB stock	20,930	198	3.75%	10,585	382	14.32%	15,970	186	4.62%
Total loans and leases	6,248,106	59,936	3.81%	5,776,652	61,552	4.23%	4,853,414	53,237	4.35%
Total interest-earning assets	7,140,247	65,497	3.64%	6,625,651	67,756	4.06%	5,520,316	58,190	4.18%
Other assets	326,013			288,216			239,506
Total assets	$7,466,260			$6,913,867			$5,759,822

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$1,446,394	$6,178	1.69%	$1,116,624	$5,795	2.06%	$722,386	$3,976	2.18%
Money market deposit accounts	3,123,162	15,727	2.00%	3,106,186	18,870	2.41%	2,605,148	14,844	2.26%
Certificates of deposit	1,358,319	8,086	2.36%	1,462,521	9,449	2.56%	1,220,839	7,394	2.40%
Borrowings:
FHLB borrowings	465,489	2,417	2.06%	224,130	1,302	2.30%	352,337	1,811	2.04%
Line of credit borrowings	—	—	—%	—	—	—%	3,652	51	5.54%
Subordinated notes payable, net	—	—	—%	—	—	—%	34,883	554	6.30%
Total interest-bearing liabilities	6,393,364	32,408	2.01%	5,909,461	35,416	2.38%	4,939,245	28,630	2.30%
Noninterest-bearing deposits	285,027			268,013			249,330
Other liabilities	173,977			137,934			97,458
Shareholders' equity	613,892			598,459			473,789
Total liabilities and shareholders' equity	$7,466,260			$6,913,867			$5,759,822

Net interest income (1)		$33,089			$32,340			$29,560
Net interest spread			1.63%			1.68%			1.88%
Net interest margin (1)			1.84%			1.94%			2.12%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

(2)	Annualized

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Years Ended
	December 31, 2019			December 31, 2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$313,413	$6,628	2.11%	$188,921	$3,598	1.90%
Federal funds sold	8,803	167	1.90%	8,315	156	1.88%
Debt securities available-for-sale	250,064	8,119	3.25%	205,652	6,195	3.01%
Debt securities held-to-maturity	193,443	6,921	3.58%	90,895	3,399	3.74%
Equity securities	6,733	115	1.71%	10,517	277	2.63%
FHLB stock	18,043	1,270	7.04%	15,136	924	6.10%
Total loans and leases	5,669,507	239,328	4.22%	4,500,117	185,349	4.12%
Total interest-earning assets	6,460,006	262,548	4.06%	5,019,553	199,898	3.98%
Other assets	281,171			221,467
Total assets	$6,741,177			$5,241,020

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$1,058,064	$21,480	2.03%	$612,921	$11,440	1.87%
Money market deposit accounts	2,943,541	69,336	2.36%	2,429,203	45,106	1.86%
Certificates of deposit	1,371,038	34,776	2.54%	1,071,556	21,947	2.05%
Borrowings:
FHLB borrowings	394,480	8,639	2.19%	325,356	5,555	1.71%
Line of credit borrowings	1,234	68	5.51%	2,568	119	4.63%
Subordinated notes payable, net	17,335	1,091	6.29%	34,807	2,215	6.36%
Total interest-bearing liabilities	5,785,692	135,390	2.34%	4,476,411	86,382	1.93%
Noninterest-bearing deposits	267,846			244,090
Other liabilities	128,618			75,473
Shareholders' equity	559,021			445,046
Total liabilities and shareholders' equity	$6,741,177			$5,241,020

Net interest income (1)		$127,158			$113,516
Net interest spread			1.72%			2.05%
Net interest margin (1)			1.97%			2.26%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	December 31, 2019		September 30, 2019		December 31, 2018
(Dollars in thousands)	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans
Private banking loans	$3,695,402	56.2%	$3,368,142	56.0%	$2,869,543	55.9%
Middle-market banking loans:
Commercial and industrial	1,085,709	16.5%	992,508	16.5%	785,320	15.3%
Commercial real estate	1,796,448	27.3%	1,656,030	27.5%	1,478,010	28.8%
Total middle-market banking loans	2,882,157	43.8%	2,648,538	44.0%	2,263,330	44.1%
Loans and leases held-for-investment	$6,577,559	100.0%	$6,016,680	100.0%	$5,132,873	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENTS OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended December 31, 2019				Year Ended December 31, 2019
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$65,470	$—	$4	$65,474	$262,332	$—	$115	$262,447
Interest expense	32,445	—	(37)	32,408	134,336	—	1,054	135,390
Net interest income (loss)	33,025	—	41	33,066	127,996	—	(939)	127,057
Provision (credit) for loan and lease losses	728	—	—	728	(968)	—	—	(968)
Net interest income (loss) after provision for loan and lease losses	32,297	—	41	32,338	128,964	—	(939)	128,025
Non-interest income:
Investment management fees	—	8,977	(115)	8,862	—	36,889	(447)	36,442
Net gain on the sale and call of debt securities	70	—	—	70	416	—	—	416
Other non-interest income	4,585	14	(40)	4,559	15,051	31	842	15,924
Total non-interest income	4,655	8,991	(155)	13,491	15,467	36,920	395	52,782
Non-interest expense:
Intangible amortization expense	—	502	—	502	—	2,008	—	2,008
Other non-interest expense	21,073	8,388	156	29,617	77,945	31,561	635	110,141
Total non-interest expense	21,073	8,890	156	30,119	77,945	33,569	635	112,149
Income (loss) before tax	15,879	101	(270)	15,710	66,486	3,351	(1,179)	68,658
Income tax expense (benefit)	1,190	88	(172)	1,106	8,015	918	(468)	8,465
Net income (loss)	$14,689	$13	$(98)	$14,604	$58,471	$2,433	$(711)	$60,193

EXHIBIT 99

	Three Months Ended December 31, 2018				Year Ended December 31, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$58,086	$—	$76	$58,162	$199,510	$—	$276	$199,786
Interest expense	28,028	—	602	28,630	84,055	—	2,327	86,382
Net interest income (loss)	30,058	—	(526)	29,532	115,455	—	(2,051)	113,404
Provision (credit) for loan losses	(581)	—	—	(581)	(205)	—	—	(205)
Net interest income (loss) after provision for loan losses	30,639	—	(526)	30,113	115,660	—	(2,051)	113,609
Non-interest income:
Investment management fees	—	9,318	(93)	9,225	—	37,939	(292)	37,647
Net loss on the sale and call of debt securities	(76)	—	—	(76)	(70)	—	—	(70)
Other non-interest income	3,237	—	(811)	2,426	11,112	1	(773)	10,340
Total non-interest income	3,161	9,318	(904)	11,575	11,042	37,940	(1,065)	47,917
Non-interest expense:
Intangible amortization expense	—	503	—	503	—	1,968	—	1,968
Change in fair value of acquisition earn out	—	(218)	—	(218)	—	(218)	—	(218)
Other non-interest expense	18,179	7,772	67	26,018	67,190	31,760	457	99,407
Total non-interest expense	18,179	8,057	67	26,303	67,190	33,510	457	101,157
Income (loss) before tax	15,621	1,261	(1,497)	15,385	59,512	4,430	(3,573)	60,369
Income tax expense (benefit)	371	(207)	101	265	5,856	579	(490)	5,945
Net income (loss)	$15,250	$1,468	$(1,598)	$15,120	$53,656	$3,851	$(3,083)	$54,424

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets. Intangible assets are created when we buy businesses which add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

“EBITDA” is defined as net income before interest expense, income taxes, depreciation and amortization expenses. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue, particularly by the Bank.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2019	2019	2018
Tangible common equity and tangible book value per common share:
Common shareholders' equity	$505,202	$488,443	$440,886
Less: goodwill and intangible assets	65,854	66,357	67,863
Tangible common equity	$439,348	$422,086	$373,023
Common shares outstanding	29,355,986	29,296,970	28,878,674
Tangible book value per common share	$14.97	$14.41	$12.92

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Investment Management EBITDA:
Net income	$13	$316	$1,468	$2,433	$3,851
Interest expense	—	—	—	—	—
Income taxes expense (benefit)	88	3	(207)	918	579
Depreciation expense	110	111	126	465	502
Intangible amortization expense	502	502	503	2,008	1,968
EBITDA	$713	$932	$1,890	$5,824	$6,900

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Total revenue and pre-tax, pre-provision net revenue:
Net interest income	$33,066	$32,316	$29,532	$127,057	$113,404
Total non-interest income	13,491	14,243	11,575	52,782	47,917
Less: net gain (loss) on the sale and call of debt securities	70	206	(76)	416	(70)
Total revenue	$46,487	$46,353	$41,183	$179,423	$161,391
Less: total non-interest expense	30,119	27,773	26,303	112,149	101,157
Pre-tax, pre-provision net revenue	$16,368	$18,580	$14,880	$67,274	$60,234

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Bank total revenue:
Net interest income	$33,025	$32,265	$30,058	$127,996	$115,455
Total non-interest income	4,655	5,319	3,161	15,467	11,042
Less: net gain (loss) on the sale and call of debt securities	70	206	(76)	416	(70)
Bank total revenue	$37,610	$37,378	$33,295	$143,047	$126,567

Bank efficiency ratio:
Total non-interest expense (numerator)	$21,073	$18,949	$18,179	$77,945	$67,190
Bank total revenue (denominator)	$37,610	$37,378	$33,295	$143,047	$126,567
Bank efficiency ratio	56.03%	50.70%	54.60%	54.49%	53.09%